EXHIBIT 10.N.1
TERMINATION OF THE
EXECUTIVE AWARD PLAN OF
SONAT INC.
     El Paso Energy Corporation, a Delaware corporation (“El Paso”), as successor to Sonat Inc., a Delaware corporation (“Sonat”), does hereby terminate the Executive Award Plan of Sonat Inc. (the “Plan”) as set forth below:
     WHEREAS, on October 25, 1999, Sonat merged with and into El Paso (the “Merger”) pursuant to the terms of the Second Amended and Restated Agreement and Plan of Merger dated as of March 13, 1999 by and between Sonat and El Paso (the “Merger Agreement”); and
     WHEREAS, El Paso, as successor to Sonat and pursuant to Section 6.10(a) of the Merger Agreement, has assumed all of Sonat’s obligations under the Plan; and
     WHEREAS, the Merger was a Change of Control (as defined in the Plan); and
     WHEREAS, El Paso has satisfied all of its obligations under the Plan with respect to the occurrence of the Change of Control.
     NOW, THEREFORE, the Plan is hereby terminated, effective as of December 31, 1999. The termination of the Plan shall not impair any of the rights of any holder of any award outstanding on such date without the holder’s written consent.
     IN WITNESS WHEREOF, this document has been executed by El Paso Energy Corporation as of October 25, 1999.

EL PASO ENERGY CORPORATION
By:	/s/ Joel Richards III
Joel Richards III
Executive Vice President Human Resources and Administration